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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Allied Motion Technologies, Inc. and Subsidiaries:

        We consent to the use of our report dated February 24, 2003 with respect to the consolidated balance sheets of Allied Motion Technologies Inc. and subsidiaries as of December 31, 2002 and June 30, 2002, and the related consolidated statements of operations, stockholders' investment and cash flows for the six-month period ended December 31, 2002, and for each of the years in the three-year period ended June 30, 2002, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report refers to the adoption of Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangibles, effective July 1, 2002.

                      (signed) KPMG LLP

Denver, Colorado
March 11, 2004

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  Exhibit 23.1
Independent Auditors' Consent